UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

First Amended

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 1, 2022

RENEWABLE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55875	82-3254264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

588 West 400 South, Suite 110

Lindon, UT 84042

(Address of principal executive offices) (zip code)

(801) 406-6740

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report is being filed to amend the Current Report filed December 1, 2022 (the “Original Current Report”) only to update Exhibit 9.01.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2022, pursuant to an Agreement and Plan of Merger, dated as of December 1, 2022, by and among Nestbuilder, NB Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of Nestbuilder (“Merger Sub”), Renewable Innovations, Inc., a Delaware corporation (“Renewable Innovations”or the “Company”), Lynn Barney, as the representative of Renewable Innovations’ securityholders, and Alex Aliksanyan, as the Nestbuilder representative, Nestbuilder acquired Renewable Innovations through the merger of Merger Sub with and into Renewable Innovations (the “Merger”), with Renewable Innovations continuing as the surviving corporation and becoming a wholly owned subsidiary of Nestbuilder.

In connection with the Merger, we filed articles of merger with the Nevada Secretary of State to change our name to Renewable Innovations, Inc. pursuant to a parent/subsidiary merger between us (as “Nestbuilder.com Corp.”) and our wholly-owned non-operating subsidiary, Renewable Innovations, Inc., which was established for the purpose of giving effect to the name change.

Immediately prior to the Merger, there were 6,090,580 shares of Nestbuilder Common Stock issued and outstanding and warrants outstanding to acquire up to an aggregate of 10,135,000 shares of Nestbuilder Common Stock. As a result of the Merger, Nestbuilder issued to the shareholders of the Company an aggregate of 2,155,684 shares of Parent Series A Convertible Preferred Stock, each share of which is convertible into 100 shares of Nestbuilder Common Stock and votes on an as converted basis. Subsequent to the Merger, the shareholders of the Company held 97% voting control of the combined entity. As a result of the foregoing transactions, Nestbuilder underwent a change of control on December 1, 2022, which will be accounted for as a reverse merger and recapitalization of the Company.

In connection with the closing of the Merger, the following changes to the Board occurred on December 1, 2022 (the “Closing Date”), which will result in a change of a majority of the members of the Board:

●	Thomas M. Grbelja and William McLeod resigned as members of the Board, effective on the Closing Date;

●	Robert L. Mount was appointed as a member of the Board, effective on the Closing Date;

●	Lynn Barney was appointed as a member of the Board, effective 10 days after the mailing of this Information Statement to our shareholders; and

●	Alex Aliksanyan resigned as a member of the Board, effective 10 days after the mailing of this Information Statement to our shareholders.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure from Item 1.01 is incorporated herein by reference.

2

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

In connection with the transactions described in Item 1.01, we issued to the shareholders of Renewable Innovations an aggregate of 2,155,684 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share, each share of which is convertible into 100 shares of our Common Stock, which represents a 93% ownership interest based on our fully-diluted capitalization immediately following the Merger. As a result of the foregoing transactions, we underwent a change of control on December 1, 2022. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 3.03 Material Modifications to Rights of Security Holders.

On December 1, 2022, we filed an Amended and Restated Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock of Nestbiulder.com Corp. The Certificate of Designation designated 2,155,684 shares of our preferred stock as Series A Convertible Preferred Stock, each share of which is convertible into 100 shares of our Common Stock and has 100 votes, which represents a 93% ownership and voting interest based on our fully-diluted capitalization immediately following the Merger described in Item 1.01 above.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Changes to the Board of Directors

In connection with the closing of the Merger described in Item 1.01 above, the following changes to the Board occurred on December 1, 2022 (the “Closing Date”), which will result in a change of a majority of the members of the Board:

●	Thomas M. Grbelja and William McLeod resigned as members of the Board, effective on the Closing Date;

●	Robert L. Mount was appointed as a member of the Board, effective on the Closing Date;

●	Lynn Barney was appointed as a member of the Board, effective 10 days after the mailing of this Information Statement to our shareholders; and

●	Alex Aliksanyan resigned as a member of the Board, effective 10 days after the mailing of this Information Statement to our shareholders.

3

Changes in Security Ownership

The following table sets forth, as of December 1, 2022, certain information with respect to our equity securities owned of record or beneficially by (i) each officer and director; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all directors and executive officers as a group.

Common Stock
Name and Address	Amount of Beneficial Ownership (1)	Percent of Class (2)

Robert L. Mount (3)(6)(8)	120,524,050	95.19%

Lynn Barney (4)(6)(8)	71,583,189	92.16%

Alex Aliksanyan (5)(7)(8)(9)	398,827	6.55%

All Officers and Directors as a Group (3 Persons)	192,506,066	97.13%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any warrant, stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 6,090,580 shares of Common Stock issued and outstanding as of December 1, 2022. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Includes 120,524,050 shares of Common Stock underlying 1,205,240.50 shares of Series A Convertible Preferred Stock which are convertible within 60 days of the date of this Information Statement.

(4)	Includes 71,583,189 shares of Common Stock underlying 715,831.89 shares of Series A Convertible Preferred Stock which are convertible within 60 days of the date of this Information Statement.

(5)	Excludes 2,945,000 shares of Common Stock underlying warrants that are not exercisable within 60 days of the date of this Information Statement.

(6)	Unless otherwise noted, the address of each beneficial owner is c/o Renewable Innovations, Inc., 588 West 400 South, Suite #110, Lindon, Utah 84042.

(7)	Unless otherwise noted, the address is c/o Nestbuilder.com Corp., 201 W. Passaic Street, Suite 301, Rochelle Park, NJ 07662.

(8)	Indicates an officer and/or director of the Company. Mr. Barney’s appointment as a director will be effective 10 days after the mailing of this Information Statement to our shareholders.

(9)	Mr. Aliksanyan submitted his resignation as a director, effective 10 days after this Information Statement is mailed to our shareholders.

4

Identification of Current Executive Officers and Current and Incoming Directors of the Company

The following sets forth information about our directors and executive officers as of the date of closing of the transactions described in Item 1.01 and the individuals who have been appointed to serve as our directors, effective 10 days after the mailing of this Information Statement to our shareholders:

Name	Age	Position
Robert L. Mount (1)	67	Chief Executive Officer, President and Director
Lynn Barney (2)	75	Chief Financial Officer, Secretary and Director
Alex Aliksanyan (3)	72	Director

(1) On December 1, 2022, Mr. Mount was appointed to serve as our Chief Executive Officer, President, and a director, effective immediately.

(2) On December 1, 2022, Mr. Barney was appointed to serve as our Chief Financial Officer and Secretary, effective immediately, and as a director, effective 10 days after the mailing of this Information Statement to our shareholders.

(3) On December 1, 2022, Mr. Aliksanyan resigned as our Chief Executive Officer, effective immediately, and as a director, effective 10 days after the mailing of this Information Statement to our shareholders.

Robert L. Mount, age 67, was appointed on December 1, 2022 to serve as our Chief Executive Officer, President and a director, effective immediately. Mr. Mount has been the Chief Executive Officer, President and a director of Renewable Innovations, Inc., now our wholly-owned subsidiary, since its inception in June 2019. Prior to Renewable Innovations, for 24 years through December 2020, Mount was the Chief Executive Officer of Power Innovations, Inc., and remained an employee there until March 31, 2021.

Mr. Mount has 45 years of dynamic, entrepreneurial, and driven results-oriented leadership with a strong track record as the originator, facilitator, and builder of world-class technology in the power industry. Bob is keenly aware of market opportunities and has a strong propensity towards strategic implementation of ideas and programs. He addresses upcoming market needs and trends with innovative and technologically sound solutions, and he is always ready to step up to diverse challenges to capitalize on new market opportunities.

Industry Leadership

●	Fuel Cell & Hydrogen Energy Association (FCHEA), Director
●	Stationary Power Working Group, Chair
●	Government Affairs Committee, Member
●	Communications and Marketing Committee, Member
Center for Hydrogen Safety (CHS), Member

●	H2 Equipment and Component Failure Rates Committee, Member
●	H2 Safety Credential Committee, Member
●	Asia-Pacific Hydrogen Safety Conference, Co-Chair
US Hydrogen Roadmap

●	US Hydrogen Roadmap Research, Study Team Member
●	US Hydrogen Roadmap Steering Committee, Member
US Department of Energy

5

●	Hydrogen & Fuel Cell Technical Advisory Committee (HTAC) (Appointment Only by the DOE / Reports to the Secretary of Energy, 2017-2020)
●	National Renewable Energy Lab - Research Partner in collaboration with Daimler and Hewlett-Packard Enterprises
●	Intermountain Western Alternative Fuel Corridor, Member
●	New Zealand Hydrogen Association, Member

Education: Brigham Young University, Drexel University: Engineering (Electrical, Aerospace / Mechanical)

Lynn B. Barney, age 75, was appointed on December 1, 2022 to serve as our Chief Financial Officer and Secretary, effective immediately, and as a director, effective 10 days after the mailing of this Information Statement to our shareholders. Mr. Barney has been the Chief Financial Officer, Secretary and a director of Renewable Innovations, Inc., now our wholly-owned subsidiary, since its inception in June 2019. Prior to Renewable Innovations, Mr. Barney served as the Chief Financial Officer of Power Innovations from 2001 to 2015 when he retired and became a private investor in real estate and was a co-founder of Renewable Innovations with Mr. Mount.

Mr. Barney has extensive experience in business having founded a commercial bank in Utah after working for the largest bank in the state. After selling the bank, he served as the CEO of a publicly traded laser company which was listed on the Pink Sheets. Under his leadership, the company (BriteSmile) developed the world’s first laser tooth whitening procedure. He guided that company to the full list of the American Stock Exchange where it became the number one growth stock on all three exchanges in the first quarter of 1996 which led to his interview by Mark Haines on CNBC’s Squawk Box on May 29, 1996. In 2001, Mr. Barney became an early investor in Power Innovations. In 2014, Mr. Barney was the lead in closing the sale of the Company to LiteOn Technologies.

Education: BA, MBA University of Utah (Management and Finance).

Alex Aliksanyan resigned on December 1, 2022 as our Chief Executive Officer, effective immediately, and as a director, effective 10 days after the mailing of this Information Statement to our shareholders. Mr. Aliksanyan has served as a director since our inception. From October 28, 2017 to August 17, 2018, he served as our President. From August 17, 2018 to April 20, 2020, he served as our Chief Executive Officer. On February 4, 2022, Mr. Aliksanyan was again appointed to serve as our Chief Executive Officer. Mr. Aliksanyan has more than 25 years of strategic technology planning, implementation and marketing experience. Mr. Aliksanyan previously served as Chief Executive Officer and President of iCruise.com, which he founded in 2000. Prior to iCruise.com, Mr. Aliksanyan served as a marketing consultant for several brands such as Citibank, Disney and Hillshire Farms and held executive marketing positions at Nestle and Altria Inc. He is considered a pioneer in the travel industry in the area of e-commerce. Mr. Aliksanyan received his Bachelor of Physics degree from New York University and an advanced degree in marketing from the Stern School of Business in New York.

6

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure from Item 5.01 is incorporated herein by reference.

Lynn B. Barney, our Chief Financial Officer, Secretary, and a Director, does not have a written employment or contractor agreement and receives no compensation.

Robert L. Mount, our Chief Executive Officer, President, and a Director, does not have a written employment agreement. He received a salary of $35,000 in 2021, $60,000 in 2022 through September, and $300,000 starting in October 2022.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure from Item 3.03 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Renewable Innovations, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Renewable Innovations, Inc. (the Company) as of November 30, 2022 and 2021, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2022 and 2021, and the results of its operations and its cash flows for years ended November 30, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a net loss of $944,938 for the year ended November 30, 2022, and accumulated deficit of $2,123,966 and negative working capital of $299,092 as of November 30, 2022. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-1

Description of the Matter

As discussed in Note 2 to the financial statements, revenues from the sale and installation of power systems are recognized when control has passed to the customer. The customer is considered to have control of the asset when the customer accepts the power system, or when they otherwise direct its use. Most of the Company’s contracts to date are to enhance assets controlled by the customer. In these cases, revenue is recognized based on the percentage of completion method. Management uses the percentage of completion input method based on costs. Specifically, percentage of completion is the ratio of total costs to date to estimated expected costs related to the project. Some contracts for the sale and installation of power systems were recognized at a point in time due to the nature of when control passed to the customer.

We identified the estimation of expected costs and percentage of completion and recording certain contracts at a point in time as a critical audit matter. Subjective auditor judgment was required to evaluate the assumptions used to develop the percentage of completion and recognizing certain revenue at a point in time.

How we Addressed the Matter in Our Audit

The primary procedures we performed to address this critical audit matter included the following:

●	We obtained understanding the Company’s process for estimating expected costs and percentage of completion, including the assumptions used to develop the estimate. We tested the percentage of completion by:

○	Testing actual cost to vendor invoices and payroll records;
○	Testing changes to estimated costs, if any, including the amount and timing of the change; and
○	Evaluating the scope of the work for consistency with the underlying contractual terms;
○	Testing the delivery of the product, based on internal and customer-facing information;
○	Actual costs incurred subsequent to the balance sheet date to assess if they were consistent with the estimate for that time period; and
○	Reviewing gross margins.

●	We obtained understanding the Company’s process for recognizing certain contracts at a point in time, including the assumptions used to develop the estimate by:

○	Evaluating the scope of the work for consistency with the underlying contractual terms;
○	Testing the delivery of the product, based on internal and customer-facing information;
○	Ensure proper recognition of this revenue based on accounting standards; and
○	Reviewing gross margins.

/s/ Assurance Dimensions
We have served as the Company’s auditor since 2022.
Margate, Florida
March 2, 2023

F-2

RENEWABLE INNOVATIONS, INC.

BALANCE SHEETS

As of November 30,

	2022	2021
ASSETS
Current assets
Cash	$1,260,199	$357,189
Accounts receivable and contract assets, net of allowance of $7,500 and $0	296,562	15,000
Inventories	510,318	418,451
Prepaid expenses	584,132	18,943
Total current assets	2,651,211	809,583

Property and equipment, net	2,563,766	2,193,565

Deposits	35,000	35,000

Right of use asset	4,239,676	3,123,565
Total assets	$9,489,653	$6,161,713

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$627,976	$468,487
Accrued payroll liabilities	70,973	45,361
Other current liabilities	-	34,000
Deferred revenue – customer deposits	1,776,159	1,007,709
Lease liability - current portion	475,195	455,661
Total current liabilities	2,950,303	2,011,218

Noncurrent liabilities
Lease liability, net of current portion	3,876,145	2,740,852
Total liabilities	6,826,448	4,752,070

Stockholders’ equity
Common stock, par value $.001, 1,000,000 shares authorized, 500,000 shares issued and outstanding	500	500
Preferred A stock, par value $.001, 100,000 shares authorized, 19,148 and 10,355 issued and outstanding	19	10
Additional paid-in capital	4,786,652	2,588,161
Accumulated deficit	(2,123,966)	(1,179,028)
Total stockholders’ equity	2,663,205	1,409,643
Total liabilities and stockholders’ equity	$9,489,653	$6,161,713

The accompanying notes are integral to these financial statements.

F-2

RENEWABLE INNOVATIONS, INC.

STATEMENTS OF OPERATIONS

For the Years Ended November 30,

	2022	2021
Sales	$3,468,587	$370,341

Cost of sales	2,578,368	339,629
Gross profit	890,219	30,712

Operating expenses
Sales, general, and administrative	598,029	1,387,939
Depreciation	358,878	28,085
Total operating expenses	956,907	1,416,024

Loss from operations	(66,688)	(1,385,312)

Other income (expense):
Rental income	84,900	207,538
Stock based settlement expense	(983,500)	-
Gain on settlement	20,450	-
Total other income (expense)	(878,150)	207,538

Net loss before income taxes	(944,838)	(1,177,774)

Income tax expense	100	1,254

Net loss	$(944,938)	$(1,179,028)

The accompanying notes are integral to these financial statements.

F-3

RENEWABLE INNOVATIONS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended November 30, 2022 and 2021

	Series A				Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at November 30, 2020	-	$-	-	$-	$-	$-	$-
Issuance of common stock to founders	-	-	500,000	500	(500)	-	-
Issuance of preferred stock for cash	9,043	9	-	-	2,260,662	-	2,260,671
Issuance of preferred stock for contributed assets	1,312	1	-	-	327,999	-	328,000
Net loss	-	-	-	-	-	(1,179,028)	(1,179,028)
Balance at November 30, 2021	10,355	10	500,000	500	2,588,161	(1,179,028)	1,409,643
Issuance of preferred stock for cash	4,860	5	-	-	1,214,995	-	1,215,000
Issuance of preferred stock as part of settlement agreement	3,933	4	-	-	983,496	-	983,500
Net loss	-	-	-	-	-	(944,938)	(944,938)
Balance at November 30, 2022	19,148	$19	500,000	$500	$4,786,652	$(2,123,966)	$2,663,205

The accompanying notes are integral to these financial statements.

F-4

RENEWABLE INNOVATIONS, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended November 30,

	2022	2021
Cash flows from operating activities
Net loss	$(944,938)	$(1,179,028)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	446,994	85,114
Lease amortization	487,082	236,109
Bad debt	7,500	-
Stock based settlement expense	983,500	-
Gain on settlement	(20,450)	-
Changes in operating assets and liabilities
Accounts receivable	(289,062)	(15,000)
Inventories	(91,867)	(418,451)
Prepaid expenses and other current assets	(565,189)	(53,943)
Accounts payable	159,489	468,487
Accrued payroll liabilities	25,612	45,361
Right of use asset and lease liability, net	(448,366)	(163,161)
Other current liabilities	(14,000)	34,000
Deferred revenue	768,450	1,007,709
Net cash provided by operating activities	504,755	47,197

Cash flows from investing activities
Purchase of property and equipment	(816,745)	(1,950,679)
Net cash used in investing activities	(816,745)	(1,950,679)

Cash flows from financing activities
Proceeds from issuance of preferred stock	1,215,000	2,260,671
Net cash provided by financing activities	1,215,000	2,260,671

Net change in cash	903,010	357,189

Cash at beginning of year	357,189	-
Cash at end of year	$1,260,199	$357,189

Non-cash activities:
Right of use asset acquired in exchange for lease liability, net	$1,633,349	$3,359,674
Issuance of preferred stock for contributed assets	-	328,000
Issuance of common stock to founders	-	500
Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	-	-

The accompanying notes are integral to these financial statements.

F-5

RENEWABLE INNOVATIONS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended November 30, 2022 and 2021

NOTE 1 – NATURE OF OPERATIONS

Renewable Innovations, Inc., a Delaware corporation (“we,” “us,” “our,” “Renewable,” or the “Company”), was incorporated in 2019 and commenced operations in 2021.

Renewable’s goal is to accelerate the growth and opportunities within the renewable economy. Our team of industry leaders brings extensive experience and connections across the Renewable, Hydrogen, and Alternative Energy sectors.

Our advanced power integration, applications, and solutions are focused on creating a new Hydrogen-powered energy economy:

●	Hydrogen Fuel Cell (HFC) scalable backup and primary power systems
●	Mobile and transportable HFC-powered EV Rapid Charge systems for the Electric Vehicle market to help close the Grid Gap (TM)
●	Advanced Hydrogen transport and refueling vehicles
●	Greenhouse Grids to power communities

Our customers include government agencies and leading Fortune 500 companies.

Upon formation of the Company, the common shares authorized was 10,000. In May 2021, 2,000 common shares were issued to Robert Mount and Lynn Barney, the Company’s founders. On May 13, 2021, the articles of incorporation were amended to increase the authorized common shares to 1,000,000, in addition to authorizing the preferred stock discussed above. Upon the filing of the amended articles of incorporation, the common shares were subject to a 250-for-1 forward stock split; thus, increasing the common shares outstanding to 500,000 shares.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. These assumptions and estimates could have a material effect on our financial statements. Actual results may differ materially from those estimates. We review our estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause us to revise these estimates. Significant accounting estimates reflected in the Company’s financial statements include allowance for doubtful accounts, revenue recognition, deferred revenue, useful lives of property, plant and equipment and fair value of lease liabilities and right of use assets, and inventory obsolescence.

Cash

Cash consists of petty cash and checking accounts. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered cash equivalents. There were no cash equivalents as of November 30, 2022 and 2021.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

F-6

Accounts Receivable

We manage credit risk associated with our accounts receivables at the customer level. Because the same customers typically generate the revenues that are accounted for under both Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606) and Accounting Standards Codification Topic 326, Credit Losses (Topic 326), the discussions below on credit risk and our allowances for doubtful accounts address our total revenues from Topic 606 and Topic 326.

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We perform credit evaluations of customers and establish credit limits based on reviews of our customers’ current credit information and payment histories. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts.

Inventory

All inventory consists of raw materials and is valued at the lower of first-in-first-out cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal, and transportation. Management periodically evaluates inventory for obsolescence and has determined that no inventory is obsolete as of November 30, 2022 and 2021.

Property and Equipment

Property and equipment are recorded at cost and depreciated using a straight-line method over the estimated useful lives. Ordinary repair and maintenance costs are included in sales, general, and administrative (“SG&A”) expenses on our statements of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

The Company’s demonstration units are examples of two of the Company’s products and are taken to trade shows and other venues to showcase the Company’s hydrogen cell technology and products. Construction in progress includes large equipment that will be used in production that have not yet been placed in service because, either installation or training is not complete.

We periodically evaluate the appropriateness of remaining depreciable lives assigned to property and equipment. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter. Generally, we assign the following estimated useful lives to these categories:

Category	Estimated Useful Life
Machinery and equipment Leasehold improvements Demonstration units	5 to 10 years 7 years 5 years

Leases

We determine whether an arrangement is a lease at the inception of the arrangement based on the terms and conditions in the contract. A contract contains a lease if there is an identified asset, and we have the right to control the asset for a period of time in exchange for consideration. Lease arrangements can take several forms. Some arrangements are clearly within the scope of lease accounting, such as real estate contracts that provide an explicit contractual right to use a building for a specified period of time in exchange for consideration. However, the right to use an asset can also be conveyed through arrangements that are not leases in form, such as leases embedded within service and supply contracts. We analyze all arrangements with potential embedded leases to determine if an identified asset is present, if substantive substitution rights are present, and if the arrangement provides the customer control of the asset.

F-7

Our lease portfolio is substantially comprised of operating leases related to leases of real estate and improvements. From time to time, we may also lease various types of small equipment and vehicles.

Operating lease right-of-use (“ROU”) assets represent our right to use an individual asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide the lessor’s implicit rate we use the incremental borrowing rate IBR, in determining the present value of lease payments by utilizing a fully collateralized rate for a fully amortizing loan with the same term as the lease.

Lease terms include options to extend the lease when it is reasonably certain those options will be exercised. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the term. Our leases can include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when such renewal options and/or termination options are reasonably certain of exercise.

A ROU asset is subject to the same impairment guidance as assets categorized as plant, property, and equipment. As such, any impairment loss on ROU assets is presented in the same manner as an impairment loss recognized on other long-lived assets.

A lease modification is a change to the terms and conditions of a contract that change the scope or consideration of a lease. For example, a change to the terms and conditions to the contract that adds or terminates the right to use one or more underlying assets, or extends or shortens the contractual lease term, is a modification. Depending on facts and circumstances, a lease modification may be accounted as either: (1) the original lease plus the lease of a separate asset(s) or (2) a modified lease. A lease will be remeasured if there are changes to the lease contract that do not give rise to a separate lease.

Impairment of long-lived Assets

U.S. GGAP requires that long-lived assets held by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. No asset impairments were recorded by the Company for the years ended November 30, 2022 and 2021.

Revenue Recognition

When entering into contracts with our customers, we follow the five steps outlined in Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606):

i.	Identify the contract with our customer.
ii.	Identify the performance obligations in the contract.
iii.	Determine the transaction price.
iv.	Allocate the transaction price to the performance obligations.
v.	Evaluate the satisfaction of the performance obligations.

We account for contracts, with our customers, when we have approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable.

F-8

Under Topic 606, we recognize revenue when or as we satisfy a performance obligation by transferring a promised good or service to our customer. A good or service is considered transferred when the customer obtains control. The standard defines control as an entity’s ability to direct the use of, and obtain substantially all of the remaining benefits from, an asset. We recognize revenue once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer:

i.	We have a right to payment for the product or service,
ii.	The customer has legal title to the product,
iii.	We have transferred physical possession of the product to the customer,
iv.	The customer has the risk and rewards of ownership of the product, and
v.	The customer has accepted the product.

The following are the two revenue streams:

Revenue Recognition for Sale and/or Install of Power Systems. Revenues from product sales and installation of power systems are recognized when control has passed to the customer. The customer is considered to have control of the asset when the customer accepts the power system, or when they otherwise direct its use. Contracts for power systems generally contain only a single performance obligation. The transaction price of contracts does not contain variable considerations; therefore, the transaction price is designated completely to the single performance obligation of the contract. We generally manufacture the power systems that we sell to our customers. The Company generally ships and installs, where appropriate, the power system equipment to the customer, though some customers take control of assets before shipping occurs.

Most of our contracts to date are to enhance assets controlled by the customer. In these cases, revenue is recognized based on the percentage of completion method, as described below. Payment terms for these contracts generally match the payment terms for assets not controlled by the customer.

For contracts where revenue is recognized over time, management uses the percentage of completion input method based on costs. Specifically, percentage of completion is the ratio of total costs to date to estimated expected costs related to the project.

Some contracts to date do not qualify for revenue recognition over time because Management has determined that though the assets which the Company creates are customized to the specifications required by the customer, the assets have alternative use because the Company could theoretically find a new purchaser for the product with minimal modifications to the assets. Therefore, the Company has earned revenue for the sale and/or installation of power systems both over time as the performance obligations is satisfied, and at the point in time in which the performance obligation is satisfied.

The Company has not had experience with returns to date. Additionally, the customer is generally involved in the customization and selection of specifications for the contracted goods and services. Therefore, management considers returns as they arise.

The Company provides explicit warranties on products, in that it provides assurance that the related product will function as the parties intended. These warranties are not separately purchasable. Warranties do not constitute a separate performance obligation.

Revenue Recognition for the Design and Testing of Power Systems. Contracts for the services design and testing of power systems are generally considered a single performance obligation. This performance obligation is generally considered satisfied when we provide the design or the final report of the tests to the customer at a point in time. Payment for these contracts is generally due when the report is delivered.

Significant Judgments. Significant judgment is used when estimating expected costs for a project. Management uses prior experience from similar performance obligations to inform future cost estimates. However, as the Company is still young, and many of these performance obligations are highly customized, these estimates still require significant management judgment. Similarly, the allocation of actual labor costs to each open project at period end requires significant judgment. Records that track labor hours to specific performance obligations did not exist for fiscal years 2021 and 2022. Management used their judgment to assign actual labor expenses to uncomplete projects as of the end of each year.

Freight Costs. The Company records record both the freight billed to its customers and the related freight costs as cost of sales when the underlying product revenue is recognized. For freight not billed to its customers, the Company records record the freight costs as cost of sales. The Company considers shipping to be a fulfillment activity and not a separate performance obligation.

Costs to Obtain or Fulfill a Contract. The Company does not currently employ salespeople, therefore sales commissions are not capitalized nor amortized over the life of the relationship with customers. However, the Company does possess multiple demo trailers, and the costs of constructing these demo trailers have been capitalized and are amortized over their expected useful life.

Disaggregated Revenue. Management considers the information that may be garnered by disaggregating revenue in the following manner to be informative:

	2022	2021
Sales of services	$28,673	$15,000
Sales of products	3,439,914	355,341
Total sales	$3,468,587	$370,341

F-9

Reconciliation of Contract Balances. During the years ended November 30, 2022 and 2021 large contracts with two major customers were signed. These contracts were not completed during the years, but partial payments were collected in the sum of $4,208,364 and $1,363,050, respectively. Additionally, as of November 30, 2022 and 2021, the Company had $222,395 and $15,000, respectively of contract assets included in accounts receivable for revenues earned, but not yet invoiced.

The following table provides a summary of the changes included in deferred revenue during the years ended November 30, 2022 and 2021:

	2022	2021
Beginning balance	$1,007,709	$-
Additions to contract liabilities	4,208,364	1,363,050
Deductions to contract liabilities	(3,439,914)	(355,341)
Ending balance	$1,776,159	$1,007,709

Remaining Performance Obligations. For contracts existing as of November 30, 2022, we had approximately $5,200,000 in unsatisfied performance obligations yet to be collected, which are expected to be fully satisfied within 1-2 years.

Cost of Revenue

The expenses that are included in costs of revenue include all raw material and in-house manufacturing costs for the products we manufacture.

Advertising

The Company expenses marketing and advertising costs as incurred. During the year ended November 30, 2022 and 2021, the Company spent $71,724 and $167,020, respectively, on marketing, trade show and store front expense and advertising, net of co-operative rebates.

Settlement

During the year ended November 30, 2022, the Company issued preferred stock and recognized a settlement expense of $983,500 to one of the Company founders as part of a settlement agreement with a third-party. In connection with the legal settlement, the Company also recognized a gain of $20,450 related to a previous sublease arrangement.

Concentration of Credit and Business Risk

The Company maintains its cash accounts at a commercial bank located in United States. The FDIC insures $250,000 per bank for the total of all depository accounts. As of November 30, 2022 and 2021, the Company had approximately $1,010,000 and $115,000, respectively, in excess of the FDIC insured amount. The Company performs ongoing evaluation of its financial institutions to limit its concentration of risk exposure. Management believes this risk is not significant due to the financial strength of the financial institution utilized by the Company.

For the year ended November 30, 2022, two vendors accounted for 29% of purchases. For the year ended November 30, 2021, one vendor accounted for 15% of purchases.

For the years ended November 30, 2022 and 2021, two customers accounted for 99.3% and 96%, respectively, of the Company’s revenues.

Two customers represented 100% of the balance of accounts receivable as of November 30, 2022, and one customer represented 100% of the accounts receivable balance as of November 30, 2021.

Stock-Based Compensation

The Company accounts for stock grants that are issued to non-employees based on the estimated fair value of goods or services provided to the Company.

F-10

Income Taxes

We account for our income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

We also follow the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Our income is subject to taxation in the United States. Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. The Company establishes reserves for income tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves for tax contingencies are established when we believe positions do not meet the more-likely-than-not recognition threshold. We adjust uncertain tax liabilities in light of changing facts and circumstances, such as the outcome of a tax audit or lapse of a statute of limitations. The provision for income taxes includes the impact of uncertain tax liabilities and changes in liabilities that are considered appropriate.

Currently, 2019, 2020, and 2021 tax years are open and subject to examination by the taxing authorities. However, the Company is not currently under audit nor has the Company been contacted by any of the taxing authorities.

Recent Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02 – Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective December 1, 2022, for the Company, with early implementation allowed. The Company elected to adopt ASU 2016-02 effective December 1, 2020. The adoption of ASU 2016-02 required the Company to record lease assets and liabilities on the balance sheet and also disclose key information about the Company’s leasing arrangement.

F-11

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022, and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective December 31, 2021, applied on the full retrospective basis. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine effects, if any on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As of November 30, 2022, the Company had an accumulated deficit of $2,123,966, and a net loss of $944,938 for the year then ended. These facts and others raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s plan of operations includes, but is not limited to, the following:

●	The creation of additional sales and profits across its product lines;

●	The continuation of improving cash flow by maintaining moderate cost reductions;

●	Requiring 50% deposit on all purchase orders;

●	Continuing positive cash flows from operating activities;

●	Potential issuances of additional common stock to existing shareholders and through PIPE financing.

NOTE 4 – ACCOUNTS RECEIVABLE AND CONTRACT ASSETS

Accounts receivable consisted of the following as of November 30:

	2022	2021
Trade Accounts Receivable	$81,667	$-
Contract assets	222,395	15,000
Less Allowance for doubtful accounts	(7,500)	-
Total Accounts Receivable (net)	$296,562	$15,000

Accounts receivable as of November 30, 2022 and 2021 are made up of trade receivables due from customers in the ordinary course of business, and contract assets.

F-12

NOTE 5 – INVENTORY

Inventory consisted of the following as of November 30:

	2022	2021
Raw materials	$510,318	$315,462
Work in process	-	102,989
Total inventory	$510,318	$418,451

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of November 30:

	2022	2021
Machinery and equipment	$579,076	$451,593
Leasehold improvements	141,580	141,580
Demonstration units	1,685,506	1,685,506
Construction in progress	689,711	-
Total property and equipment	3,095,873	2,278,679
Less: accumulated depreciation	(532,107)	(85,114)
Property and equipment, net	$2,563,766	$2,193,565

Depreciation expense for the years ended November 30, 2022 and 2021 was $446,994 and $85,114, respectively. $88,116 and $57,029 for the years ended November 30, 2022 and 2021, respectively, were reported in cost of sales.

NOTE 7 - ACCOUNTS PAYABLE

Accounts payable are made up of payables due to vendors in the ordinary course of business. For the year ended November 30, 2022, two vendors accounted for 29% of purchases. For the year ended November 30, 2021, one vendor accounted for 15% of purchases.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Stock

Series A

As of November 30, 2022 and 2021, there were 100,000 Preferred shares authorized, and 19,148 and 10,355 shares were outstanding, for each year respectively. Each Series A Preferred share is entitled to one vote on matters that only the Holders are entitled to vote upon.

The Preferred stockholders are entitled to receive non-cumulative preferential dividends, when and as declared by the Board of Directors. Dividends accrue at 8% per annum beginning on the original issue date, calculated as simple interest. For the years ended November 30, 2022 and 2021, no declarations have been made (see note 12).

The Preferred stock has a conversion price of eighty percent (80%) of the lowest price per share at which the Corporation’s securities are issued in a Change of Control Transaction or a Qualified Financing. In the event of a Change of Control Transaction that is a reverse merger or IPO, each share of preferred stock shall automatically convert into shares of the Company’s common stock and the price per share shall be equal to the amount payable on a share of Common stock in the Change of Control Transaction or IPO. If no such amount is payable, the fair market value of Common stock, as determined by the Board of Directors.

F-13

During the year ended November 30, 2021, the Company issued 9,043 shares of preferred stock to several investors for cash of $2,260,671 and 1,312 shares of preferred stock for contributed equipment.

During the year ended November 30, 2022, the Company issued 4,860 shares of preferred stock to several investors for $1,215,000 and 3,933 preferred shares valued at the per share sales price of $250 for a total of $983,500 to one of the Company’s founders, who is also an employee, as part of a settlement agreement.

Common Stock

As of November 30, 2022 and 2021, there were 1,000,000 Common shares authorized and 500,000 shares issued and outstanding, respectively.

Upon formation of the Company, the common shares authorized was 10,000. In May 2021, 2,000 common shares were issued to Robert Mount and Lynn Barney, the Company’s founders valued at $500. On May 13, 2021, the articles of incorporation were amended to increase the authorized common shares to 1,000,000, in addition to authorizing the preferred stock discussed above. Upon the filing of the amended articles of incorporation, the common shares were subject to a 250-for-1 forward stock split; thus, increasing the common shares outstanding to 500,000 shares.

NOTE 9 – INCOME TAX

For the years ended November 30, 2022 and 2021, the Company had $100 and $1,254, respectively, of current income tax provision and no deferred income tax provision.

The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows as of November 30,

Deferred Tax Assets	2022	2021
Net operating losses	$937,882	$396,201
Right of use asset/liability	27,728	18,114
Allowance and reserves	1,862	-
Total gross deferred tax assets	967,472	414,316
Less: valuation allowance	(525,388)	(292,160)
Total deferred tax assets	442,084	122,156

Deferred tax liabilities
Depreciation of fixed assets	(442,084)	(122,156)
Total deferred tax liabilities	(442,084)	(122,156)

Net deferred tax assets	$-	$-

Components of net deferred tax assets, including a valuation allowance, are as follows as of November 30:

	2022	2021
Deferred tax assets	$967,472	$414,316
Valuation allowance	(525,388)	(292,160)
Total deferred tax assets	442,084	$122,156
Deferred tax liabilities	(442,084)	(122,156)
Total net deferred assets/liabilities	$-	$-

F-14

The valuation allowance for deferred tax assets as of November 30, 2022 and 2021 was $525,388 and $292,160, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management has recorded a 100% valuation allowance, against its net deferred tax assets, since management believes it is more likely than not that it will not be realized at the date of this statement. The Company will continue to monitor the potential utilization of this asset. Should factors and evidence change to aid in this assessment, a potential adjustment to the valuation allowance in future periods may occur. The Company records any penalties and interest as a component of operating expenses.

The reconciliation between statutory rate and effective rate is as follows as of November 30,

	2022	2021
Federal statutory tax rate	21%	21%
State taxes	0%	0%
Nondeductible items	0%	0%
Change in valuation allowance	(21)%	(21)%
Return to provision adjustments	0%	0%

Effective tax rate	0%	0%

The Company reported no uncertain tax liability as of November 30, 2022 and expects no significant change to the uncertain tax liability over the next twelve months. The Company’s 2019, 2020, and 2021 federal and state income tax returns are open for examination by the applicable governmental authorities.

As of November 30, 2022, the Company has a net operating loss (NOL) carryforward of approximately $1,334,083. The NOL carryforward does not have an expiration. Under Section 382 of the Internal Revenue Code of 1986, as amended (“IRC Section 382”), a corporation that undergoes an “ownership change” is subject to limitations on its use of pre-change NOL carryforwards to offset future taxable income. Within the meaning of IRC Section 382, an “ownership change” occurs when the aggregate stock ownership of certain stockholders (generally 5% shareholders, applying certain look-through rules and aggregation rules which combine unrelated shareholders that do not individually own 5% or more of the corporation’s stock into one or more “public groups” that may be treated as 5-percent shareholder) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years). In general, the annual use limitation equals the aggregate value of common stock at the time of the ownership change multiplied by a specified tax-exempt interest rate. The Company has not completed a study as to whether there is a 382 limitation on its NOLs that will limit or possibly eliminate the use of its NOLs in the future. Company’s Management has recorded a 100% valuation allowance on the entire NOL as it believes that it is more likely than not that the deferred tax asset associated with the NOLs will not be realized regardless of whether or not an “ownership change” has occurred.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Operating Leases

For the year ended November 30, 2021, we had two Operating leases as follows:

●	Office space in Lindon, Utah, with monthly payments of $5,000 for approximately 2,790 square feet of rentable space, and a discount rate of 3.28%. As of November 30, 2021, we had 17 months remaining on this lease.
●	Manufacturing space in American Fork, Utah, with a monthly payment of $40,826.52 for approximately 80,052 square feet of rentable space, and a discount rate of 3.28%. As of November 30, 2021, we had 80 months remaining on the lease.

We entered into two lease agreements each beginning June 1, 2021. The first lease agreement was for office space in Lindon, Utah, and was for a term of 24 months. The second lease agreement was for manufacturing space in American Fork, Utah, and was for a term of 86 months. The first two months of the American Fork lease agreement were rent free.

F-15

Both lease agreements contain a variable portion that covers Common Area Maintenance fees. These fees represent our proportionate share of the leased square footage relative to the total square footage of the lessor’s property. No other aspect of the lease agreements contains variable fees.

Both leases contain options for extending the leases at the end of the initially stated lease periods. The Lindon lease can be renewed for one-year terms at a three percent increase in monthly rent. When we signed this lease, we expected to renew the lease for one complete year, and thus treated the lease as a two-year lease. The American Fork lease also contains options to renew the lease, but since the lease was initially for such a long period, we could not determine that it was reasonably certain that we would renew the lease, so we treated this lease as an 86-month lease.

As these leases do not provide the implicit rate, we use an estimated incremental borrowing rate (IBR). To estimate the IBR, we used the risk-free rate of the US treasury rate, plus a premium for credit risk.

As of November 30, 2022, we had two Operating leases as follows:

●	Office space in Lindon, Utah, with monthly payments of $29,012.49 for approximately 15,503 square feet of rentable space, and a discount rate of 7.52%. As of November 30, 2022, we had 71 months remaining on the lease.
●	Manufacturing space in American Fork, Utah, with a monthly payment of $41,643.05 for approximately 80,052 square feet of rentable space, and a discount rate of 3.28%. As of November 30, 2022, we had 68 months remaining on the lease.

During the year ended November 30, 2022 we cancelled our lease for office space in Lindon Utah early, with no material gain or loss, and entered into a new lease agreement with the same lessor for different, larger office space, and for longer terms. Specifically, the new Lindon lease is for 72 months, and more square footage. This lease also contains options for extending the terms of the lease, but as we could not determine whether it was reasonably certain that we would extend the lease, we treated this lease as a 72-month lease.

Other information related to our operating leases is as follows:

ROU asset – December 1, 2020	$-
Additions	3,359,674
Amortization	(236,109)
ROU asset - November 30, 2021	$3,123,565

Lease liability – December 1, 2020	$-
Additions	3,359,674
Amortization	(163,161)
Lease liability - November 30, 2021	$3,196,513

ROU asset – December 1, 2021	$3,123,565
Additions	1,633,349
Deletions	(30,156)
Amortization	(487,082)
ROU asset - November 30, 2022	$4,239,676

Lease liability - December 1, 2021	$3,196,513
Additions	1,633,349
Deletions	(30,606)
Amortization	(447,916)
Lease liability - November 30, 2022	$4,351,340

As of November 30, 2022, our operating leases had a weighted average remaining lease term of 68.85 months and a weighted average discount rate of 5.9%. As of November 30, 2021, our operating leases had a weighted average lease term of 78.33 months and weighted average discount rate of 3.28%.

F-16

The table below reconciles the fixed component of the undiscounted cash flows for each of the first five years and the total remaining years to the lease liabilities recorded on the Balance Sheet as of November 30, 2022:

Fiscal Year	Minimum Lease Payments
2023	$681,173
2024	879,958
2025	900,306
2026	921,161
2027	942,536
Thereafter	741,909
Total	5,067,043
Less interest	(715,703)
Present value of future minimum lease payments	4,351,340
Less current obligations	(475,195)
Long term lease obligations	$3,876,145

Subleases

We entered into sublease agreements for the manufacturing property in American Fork for fiscal years 2021 and 2022. We subleased 30,000 square feet in 2021 for a total of $207,538 in sublease income, and 10,000 square feet in 2022 for a total of $84,900 in sublease income. In connection with the sublease, the tenants were required to provide lease deposits of $34,000 and $0 for the years ended November 30, 2021 and 2022 respectively.

NOTE 11 – RELATED PARTY TRANSACTIONS

In May 2021, the Company issued 2,000 shares of common stock, valued at $500, to the founders of the Company, which was subsequently subject to a 250-to-1 forward stock split.

The Company issued 1,312 shares of preferred stock, valued at $250 per share, to one of the founders of the Company, who is also an employee, in exchange for contributed equipment in the amount of $328,000 during the year ended November 31, 2021.

During the year ended November 30, 2022, the Company issued 3,933 shares of preferred stock, valued at $250 per share, to a founder and employee as part of a legal settlement agreement with a third party.

NOTE 12 – SUBSEQUENT EVENTS

On December 1, 2022, pursuant to an Agreement and Plan of Merger, dated as of December 1, 2022, by and among Nestbuilder.com Corp., NB Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of Nestbuilder (“Nestbuilder”), Renewable Innovations, Inc., a Delaware corporation, Lynn Barney, as the representative of the Company’s securityholders, and Alex Aliksanyan, as Nestbuilder representative, Nestbuilder acquired the Company through the merger of NB Merger Corp. with and into the Company (the “Merger”), with the Company continuing as the surviving wholly owned subsidiary of Nestbuilder.

Immediately prior to the Merger, there were 6,090,580 shares of Nestbuilder Common Stock issued and outstanding and warrants outstanding to acquire up to an aggregate of 10,135,000 shares of Nestbuilder Common Stock. As a result of the Merger, Nestbuilder issued to the shareholders of the Company an aggregate of 2,155,684 shares of Nestbuilder Series A Convertible Preferred Stock, each share of which is convertible into 100 shares of Nestbuilder Common Stock and votes on an as converted basis. Subsequent to the Merger, the shareholders of the Company held 97% voting control of the combined entity. As a result of the foregoing transactions, Nestbuilder underwent a change of control on December 1, 2022, which will be accounted for as a reverse merger and recapitalization of the Company.

Also immediately prior to the Merger, the Company declared and issued a preferred stock dividend of $282,145.

In connection with the Merger, Nestbuilder changed its name to Renewable Innovations, Inc.

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated all subsequent events through the date of this filing. No other significant events have occurred besides the events disclosed in the Notes to the Financial Statements.

F-17

Unaudited Pro Forma Condensed Combined Financial Statements

On December 1, 2022, pursuant to an Agreement and Plan of Merger, dated as of December 1, 2022, by and among Nestbuilder.com Corp (“Nestbuilder”), NB Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of Nestbuilder (“the Parent”), Renewable Innovations, Inc., a Delaware corporation (“the Company”), Lynn Barney, as the representative of the Company’s securityholders, and Alex Aliksanyan, as the Parent representative, the Parent legally acquired the Company through the merger of the Parent with and into the Company (the “Merger”). For accounting purposes the Company is considered the acquiror, and will continue as the surviving corporation. The Company’s financials will be held at carry-over basis for future reporting, and the Parent’s financials are recorded at fair value, which approximates carrying value.

In connection with the Merger, the Parent filed articles of merger with the Nevada Secretary of State to change its name to Renewable Innovations, Inc. pursuant to a parent/subsidiary merger between Nestbuilder (as “Nestbuilder.com Corp.”) and the Company as a wholly-owned non-operating subsidiary, which was established for the purpose of giving effect to this name change.

Immediately prior to the Merger, there were 6,090,580 shares of Parent Common Stock issued and outstanding and warrants outstanding to acquire up to an aggregate of 10,135,000 shares of Parent Common Stock. As a result of the Merger, Parent issued to the shareholders of the Company an aggregate of 2,155,684 shares of Parent Series A Convertible Preferred Stock, par value $0.0001 per share, each share of which is convertible into 100 shares of Parent Common Stock, which represents a 93% ownership interest based on Parent’s fully-diluted capitalization immediately following the Merger. As a result of the foregoing transactions, Parent underwent a change of control on December 1, 2022, which will be accounted for as a reverse merger.

Prior to the Merger, companies involved had fiscal year ends of November 30. The accompanying unaudited pro forma condensed combined financial statements were prepared based on a November 30 year end. The unaudited pro forma condensed combined balance sheet at November 30, 2022 combines the historical consolidated balance sheets of the Company and the Parent, giving effect to the Merger as if it had been consummated on November 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended November 30, 2022 combines the historical consolidated statements of income of the Company and the Parent, giving effect to the Merger as if it had occurred on December 1, 2021. The audited pro forma combined financial data should be read in connection with the notes to these unaudited pro forma condensed combined financial statements and the following:

●	Renewable Innovations’ separate historical audited consolidated financial statements and the related notes for the years ended November 30, 2022 and 2021; and

●	Nestbuilder’s separate historical audited consolidated financial statements and the related notes for the years ended November 30, 2022 and 2021.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Merger and (2) factually supportable and reasonable under the circumstances.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.

F-18

Renewable Innovations, Inc.

Pro Forma Condensed

Combined Balance Sheet

(Unaudited)

As of November 30, 2022

	Historical		Proforma
	Nestbuilder	Renewable Innovations	Adjustments	Combined
Assets
Current Assets
Cash	$2,571	$1,260,199	$-	$1,262,770
Accounts receivable	-	296,592	-	296,592
Inventories	-	510,318	-	510,318
Prepaid expenses and deposits	-	584,132	-	584,132
Total current assets	2,571	2,651,211	-	2,653,782

Property and equipment, net	-	2,563,766	-	2,563,766
Deposits	-	35,000	-	35,000
Right of use asset	-	4,239,676	-	4,239,676
Total assets	$2,571	$9,489,653	$-	$9,492,224

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$111,499	$698,949	$-	$810,448
Lease liability - current portion	-	475,195	-	475,195
Deferred revenue - customer deposits	-	1,776,159	-	2,123,520
Total current liabilities	111,499	2,950,303	-	3,061,802

Lease liability, net of current portion	-	3,876,145	-	3,876,145
Total liabilities	111,499	6,826,448	-	6,937,947

Stockholders’ Equity (Deficit)
Convertible series A preferred stock, $0.0001 par value	-	19	197	216
Common stock, $0.0001 par value;	608	500	(500)	608
Additional paid-in-capital	1,544,257	4,786,652	(1,533,490)	4,797,419
Treasury stock, at cost (640,000 shares)	(120,000)	-	-	(120,000)
Accumulated (deficit)	(1,533,793)	(2,123,966)	1,533,793	(2,123,966)
Total stockholders’ (deficit)	(108,928)	2,663,205	-	2,554,277

Total liabilities and stockholders’ equity	$2,571	$9,489,653	$-	$9,492,224

The accompanying note is integral to these unaudited proforma condensed combined financial statements.

F-20

Renewable Innovations, Inc.

Pro Forma Condensed

Combined Statement of Operations

(Unaudited)

For the Year Ended November 30, 2022

	Historical
	Nestbuilder	Renewable Innovations	Proforma Combined
Revenues
Sales	$46,675	$3,468,587	$3,515,262

Cost of revenues	17,195	2,578,368	2,595,563

Gross profit (loss)	29,480	890,219	919,699

Operating expenses
General and administrative	882,832	598,029	1,480,861
Depreciation and amortization	-	358,878	358,878
Total operating expenses	882,832	956,907	1,839,739

Operating (loss)	(853,352)	(66,688)	(920,040)

Other income (expense)
Interest expense	(7,258)	-	(7,258)
Gain on forgiveness of paycheck protection program loan from SBA	15,077	-	15,077
Rental income	-	84,900	84,900
Settlement expense	-	(983,500)	(983,500)
Gain on sale of assets	-	20,450	20,450
Loss on extinguishment of debt	(72,198)	-	(72,198)
Total other income (expense)	(64,379)	(878,150)	(942,529)

Income (loss) before income taxes	(917,731)	(944,838)	(1,862,569)

Provision for income taxes	-	100	100

Net (loss)	$(917,731)	$(944,938)	$(1,862,669)

Weighted average number of shares outstanding - basic and diluted	4,088,424
Basic and diluted net (loss) per common share	$(0.22)

The accompanying note is integral to these unaudited proforma condensed combined financial statements.

F-21

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The acquisition of the Parent by the Company is being accounted for as a business combination under Financial Accounting Standards Board Accounting Standards Codification (ASC) 805. Accordingly, the net assets of the Parent are recorded at fair value, and as of November 30, 2022, the fair value of these net assets is the carrying value. The total preferred stock of the surviving corporation is the preferred stock issued in the Merger, as described above. As the Parent is the legal acquiree, the total common stock of the surviving corporation is the total common stock of the Parent at the time of the Merger. As the Company is the surviving corporation for accounting purposes, the accumulated deficit of the surviving corporation is the accumulated deficit of the Company at the time of the Merger. The net balance of (1) the preferred stock from the Merger measured at par value, (2) the common stock of the Parent measured at par value, and (3) the accumulated deficit of the Company was applied to Additional paid-in-capital of the surviving corporation.

F-22

(d)	Exhibits

Exhibit No.	Name and/or Identification of Exhibit

2.1*	Agreement and Plan of Merger among Nesetbuilder.com Corp, NB Merger Corp., and Renewable Innovations, Inc. dated December 1, 2022

2.2*	Certificate of Merger of NB Merger Corp. with and into Renewable Innovations, Inc.

2.3*	Agreement and Plan of Merger of Nestbuilder.com Corp and Renewable Innovations, Inc.

3.1*	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renewable Innovations, Inc.

Dated: March 2, 2023	/s/ Robert L. Mount
	By:	Robert L. Mount
	Its:	Chief Executive Officer

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